                                                                    EXHIBIT 12.1

                               DTE ENERGY COMPANY
    COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
                                 STOCK DIVIDENDS
                                      AND
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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



                                                          Six Months
                                                            Ended                               Year Ended December 31
                                                           June 30
                                                             2002        2001        2000        1999        1998        1997
                                                         ---------   ---------------------------------------------------------

                                                                                    (Millions, except for ratio)
EARNINGS:
  Pretax earnings                                         $   265    $    219     $   480     $   546     $   600     $   678
    Add:
      Loss from equity investee                                 7          22          26          15           5           3
      Fixed charges                                           303         501         370         378         360         349
      Distributed income from equity investees                 --           9          --          --          --          --
                                                         ---------   ---------   ---------   ---------   ---------   ---------
NET EARNINGS                                                  575         751         876         939         965       1,030
                                                         ---------   ---------   ---------   ---------   ---------   ---------


COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
    Interest expense                                          279         470         336         344         319         297
    Interest factor of rents                                    4           8          34          34          34          34
    Preferred stock dividend factor                            20          23          --          --           7          18
                                                         ---------   ---------   ---------   ---------   ---------   ---------
        Total fixed charges                               $   303    $    501     $   370     $   378     $   360     $   349
                                                         ---------   ---------   ---------   ---------   ---------   ---------

Ratio of earnings to combined fixed charges and
preferred stock dividends                                    1.90        1.50        2.37        2.48        2.68        2.95
                                                         =========   =========   =========   =========   =========   =========

EARNINGS:
  Pretax earnings                                         $   265    $    219     $   480     $   546     $   600     $   678
    Add:
      Loss from equity investee                                 7          22          26          15           5           3
      Fixed charges                                           283         478         370         378         353         331
      Distributed income from equity investees            $    --    $      9     $    --     $    --     $    --     $    --
                                                         ---------   ---------   ---------   ---------   ---------   ---------
NET EARNINGS                                                  555         728         876         939         958       1,012
                                                         ---------   ---------   ---------   ---------   ---------   ---------

FIXED CHARGES:
   Interest expense                                           279         470         336         344         319         297
   Interest factor of rents                                     4           8          34          34          34          34
                                                         ---------   ---------   ---------   ---------   ---------   ---------
        Total fixed charges                              $    283    $    478     $   370     $   378     $   353     $   331
                                                         ---------   ---------   ---------   ---------   ---------   ---------
Ratio of earnings to fixed charges                           1.96        1.52        2.37        2.48        2.72        3.06
                                                         =========   =========   =========   =========   =========   =========
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